Form of Certificate GTCC2-99(TORP)FL

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                             Aetna Insurance Company of America
                             Home Office: 5100 West Lemon Street, Suite 213 Tampa, Florida 33609
                             (800) 525-4225

                             This telephone number may be used to request information about this certificate.

                             Aetna Insurance Company of America, herein called Aetna, agrees to pay the benefits stated in this Contract.

Certificate of Group Annuity Coverage
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To the Certificate Holder:

Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

This Certificate is a summary of the Group Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PART III AND V.

Right to Cancel
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You may cancel this Certificate within 10 days of receiving it by returning this
Certificate along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.






President                                       Secretary

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Contract Holder                                       Group Annuity Contract No.
SPECIMEN                                              SPECIMEN

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Your Name                                             Certificate No.
SPECIMEN                                              SPECIMEN

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Type of Plan
SPECIMEN

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The underlying group combination annuity contract is delivered in FLORIDA and is subject to the laws of that jurisdiction.


ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

GTCC2-99(TORP)FL

Specifications

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Guaranteed                       There is a guaranteed interest rate for
Interest Rate                    Contribution(s) held in the Fixed Plus Account


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Deductions from                  There will be deductions for mortality and
the Separate                     expense risks. There also may be deductions for
Account                          administrative charges and asset based sales
                                 charges. (See 3.06 and 5.06.)


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Deductions from                  Contribution(s) are subject to a deduction for
Contribution(s)                  premium taxes, if any. (See 3.02.)


GTCC2-99(TORP)FL

                               Contract Schedule I
                               Accumulation Period

Separate Account
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Separate Account:

              Variable Annuity Account I

Charges to Separate Account:

              A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The daily charge is at an annual effective rate that will not exceed 1.00% for Annuity mortality and expense risks, 0.00% for asset based sales charge and a daily administrative charge which will not exceed 0.25% on an annual basis.


Fixed Plus Account                                                  Is Available
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Minimum Guaranteed Interest Rate:

              3% (effective annual rate of return).

Partial Withdrawal:

              The 20% limit applicable to partial withdrawal from the Fixed Plus Account will be waived when the withdrawal is:

                (a) due to the Participant's death, (and made within six (6) months of the Participant's date of death), before Annuity payments begin. This partial withdrawal may only be exercised once; or

                (b)   used to purchase Annuity benefits.


GTCC2-99(TORP)FL                       i

                               Contract Schedule I
                          Accumulation Period (Cont'd)

Separate Account and Fixed Plus Account
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Systematic Withdrawal Option (SWO):

              Is Available

              The Specified Payment may not be greater than 20% of the Individual Account's Current Value at the time of election.

              The Specified Period may not be less than five years.

              The Specified Percentage may not be greater than 20%.

Estate Conservation Option (ECO):

              Is Available

Life Expectancy Option (LEO):

              Is Available

See Section 1. - DEFINITIONS for explanations.


GTCC2-99(TORP)FL                     ii

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Fund Transfers:

              Maximum number of allowable transfers in the Annuity Period is 4.

Charges to Separate Account:

              A daily charge at an annual effective rate that will not exceed 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed Annual Net Return Rate:

              If a Variable Annuity is chosen, an assumed annual net return rate of 5.0% may be elected. If 5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

              The assumed annual net return rate factor for 3.5% per year is 0.9999058.

              The assumed annual net return rate factor for 5.0% per year is 0.9998663.

              If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Annuity Option:

              Under the option "Payments for a Stated Period of Time":

              For amounts invested in one or more of the Fund(s), the number of years must be at least five (5) and not more than thirty (30) and the Annuity may be a Fixed or Variable Annuity.

              For amounts invested in the Fixed Plus Account, the number of years must be at least five (5) and not more than thirty (30) and the Annuity must be a Fixed Annuity.

Fixed Annuity
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Minimum Guaranteed Interest Rate:

              3% (effective annual rate of return).

See Section 1. - DEFINITIONS for explanations.


GTCC2-99(TORP)FL                     iii
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                          TABLE OF GUARANTEED VALUES -
                                   FIXED PLUS

-----------------------------------------------------------------------------------------------------------
              End of                         Minimum Contract                       Withdrawal
              Years                               Value                               Value
-----------------------------------------------------------------------------------------------------------
                1                                  1,219.41                            1,219.41
                2                                  2,475.41                            2,475.41
                3                                  3,769.08                            3,769.08
                4                                  5,101.56                            5,101.56
                5                                  6,474.02                            6,474.02
                6                                  7,887.66                            7,887.66
                7                                  9,343.70                            9,343.70
                8                                 10,843.42                           10,843.42
                9                                 12,388.14                           12,388.14
                10                                13,979.19                           13,979.19
                11                                15,617.98                           15,617.98
                12                                17,305.93                           17,305.93
                13                                19,044.52                           19,044.52
                14                                20,835.27                           20,835.27
                15                                22,679.74                           22,679.74
                16                                24,579.54                           24,579.54
                17                                26,536.34                           26,536.34
                18                                28,551.84                           28,551.84
                19                                30,627.81                           30,627.81
                20                                32,766.06                           32,766.06
                21                                34,968.45                           34,968.45
                22                                37,236.91                           37,236.91
                23                                39,573.43                           39,573.43
                24                                41,980.05                           41,980.05
                25                                44,458.86                           44,458.86
                30                                58,014.03                           58,014.03
                35                                73,728.18                           73,728.18
                40                                91,945.20                           91,945.20
                45                               113,063.71                          113,063.71
                50                               137,545.85                          137,545.85

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

Values illustrated are based on monthly purchase payments of $100 and a minimum interest rate of 3%.

Full withdrawal is available in certain limited situations as described in the contract. Otherwise, no full withdrawal is available under this option.

The payout schedule is as follows:

     1/5 of contract value at the time requested;
     1/4 of remaining current value 12 months later;
     1/3 of remaining current value 12 months later;
     1/2 of remaining current value 12 months later;
     and the balance of current value 12 months later.


GTCC2-99(TORP)FL                        iv
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                                TABLE OF CONTENTS


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                       Aetna Insurance Company of America
                  Home Office 5100 West Lemon Street, Suite 213
                              Tampa, Florida 33609
                                 (800) 525-4225

                      Certificate of Group Annuity Coverage

--------------------------------------------------------------------------------


ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


GTCC2-99(TORP)FL